CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form N-2 of our report dated January 20, 2021, relating to the financial statement of RiverNorth Flexible Municipal Income Fund II, Inc. (the “Fund”), as of January 15, 2021, and to the references to our firm included in or made as a part of this Pre-Effective Amendement under the Securities Act of 1933 and the Pre-Effective Amendment under the Investment Company Act of 1940.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 21, 2021